Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF

AECOM TECHNOLOGY CORPORATION

(a Delaware corporation)

i

ii

AMENDED AND RESTATED BYLAWS

OF

AECOM TECHNOLOGY CORPORATION

(a Delaware corporation)

Amended and Restated as of August 27, 2009

INTRODUCTION; DEFINITIONS

Set forth below are the bylaws (as may hereafter be amended and restated from time to time, the “Bylaws”) of AECOM Technology Corporation, a Delaware corporation (the “Corporation”).

ARTICLE I
Offices

Section 1.1                                      Registered Office.  The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, Delaware and the name of the resident agent in charge thereof is the agent named in the Restated Certificate of Incorporation until changed by the Board of Directors of the Corporation (the “Board”).

Section 1.2                                      Principal Executive Office.  The principal executive office for the transaction of the business of the Corporation shall be at such place, either within or outside the State of Delaware, as may be established by the Board.  The Board is granted full power and authority to change such principal executive office from one location to another.

Section 1.3                                      Other Offices.  The Corporation may also have an office or offices at such other places, either within or outside the State of Delaware, as the Board may from time to time designate or the business of the Corporation may require.

Section 1.4                                      Location of Books.  Subject to any provision contained in applicable law, the books, documents and papers of the Corporation may be kept at such place, either within or outside the State of Delaware, as may be designated from time to time by the Board or these Bylaws.

ARTICLE II
Meetings of Stockholders

Section 2.1                                      Place of Meetings; Organization.  Meetings of stockholders shall be held at such time and place, if any, either within or outside the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.  Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the CEO or President, if any, or in his or her absence by the Chief Operating Officer, or in the absence of the foregoing persons by a chairman designated by the Board, or in the absence of such designation by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.2                                      Annual Meetings.

(a)                                  An annual meeting of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meeting shall be held during each fiscal year of the Corporation at such time, date and place, if any, as the Board shall determine by resolution.  At an annual meeting of the stockholders, the only business which shall be conducted and the only nominations of persons for election as directors which shall be considered are those that shall have been properly brought before the meeting.  To be properly brought before an annual meeting of stockholders, business other than nomination of a candidate for election as a director must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder who is a stockholder of record at the time the notice provided for in this Section 2.2 is delivered to the Secretary of the Corporation, who is entitled to vote at the annual meeting and who complies with the notice procedures set forth in this Section 2.2.  The procedures for the proper nomination of a candidate for election as a director are set forth in Section 3.3 of these Bylaws.

(b)                                 For business other than nominations to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) above, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper subject for action by stockholders of the Corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive office of the Corporation by the close of business, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than thirty (30 days) after such anniversary date, notice by the stockholder to be timely must be so received no more than one hundred and twenty (120) days prior to the date of the annual meeting and not less than the later of the close of business (1) ninety (90) days prior to the date of the annual meeting and (2) on the tenth day following the day on which public announcement (as defined below) of the date of the annual meeting was first made by the Corporation.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (other than the nomination of a candidate for election as a director, which is governed by Section 3.3 of these Bylaws):

(i)                                     a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at such meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws of the Corporation, the text of the proposed amendment);

(ii)                                  as to the stockholder giving the notice and the beneficial owner (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), if any, on whose behalf the business is being proposed, (A) the name and address, as they appear on the Corporation’s books, of such stockholder and the name and address of such beneficial owner and (B) the class or series and number of shares of the Corporation’s capital stock which are owned of record by such stockholder and such beneficial owner as of the date of the notice and the stockholder’s agreement to supplement such information in writing not later than five (5) business days after the record date for the meeting by providing to the Corporation such ownership information as of the record date for the meeting (except as otherwise provided in Section 2.2(c));

(iii)                               as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the business is being proposed, as to such beneficial owner, (A) the class or series and number of shares of the Corporation’s capital stock which are beneficially owned (as defined below) by such stockholder or beneficial owner as of the date of the notice, (B) a description of any agreement, arrangement or understanding with respect to the business being proposed between such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) of the Exchange Act, and (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, and, in the case of each of clauses (A), (B) and (C), the stockholders’ agreement to supplement such information in writing not later than five (5) business days after the record date for the meeting by providing to the Corporation information about any such agreement, arrangement or understanding in effect as of the record date (except as otherwise provided in Section 2.2(c));

(iv)                              any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal of business pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder;

(v)                                 any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) of the stockholder, and of the beneficial owner, if any, on whose behalf the business is being proposed, in such business; and

(vi)                              a representation as to whether the stockholder or the beneficial owner, if any, (A) will engage in a solicitation with respect to the business being proposed and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and (B) whether such person intends, or is or intends to be part of a “group” (as defined below) that intends, to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the business being proposed (in person or by proxy).

(c)                                  Notwithstanding anything in Section 2.2(b) to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 2.2 shall set forth the stockholder’s agreement to supplement such information in writing not later than five (5) business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under clauses (b)(ii) and (b)(iii) of this Section 2.2, and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

(d)                                 Section 2.2(b) shall not apply to a proposal to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act or any other rule promulgated under Section 14 of the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(e)                                  If the chairman of the annual meeting determines that any business was not properly brought before the meeting in accordance with the provisions of this Section 2.2, he or she shall so declare to the meeting and such business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by law, if the stockholder does not provide the information required under this Section 2.2 within the time frames specified by this Section 2.2 or if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 2.2(e), to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(f)                                    For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished by the Corporation with the United States Securities and Exchange Commission pursuant to Section 13, 14 or 15(b) of the Exchange Act, and the meaning of the term “group” shall have the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.  For purposes of clause (b)(iii)(A) of this Section 2.2, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

Section 2.3                                      Special Meetings.  Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board, or by a committee of the Board which has been duly designated by the Board and whose powers and authority, as expressly provided in a resolution of the Board, include the power to call such meetings, but such special meetings may not be called by any other person or persons.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

Section 2.4                                      Stockholder Lists.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of tenth day before the meeting date.  Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible network, provided that the information required to gain access to such list is provided with the notice of the meeting or (b) during ordinary business hours at the principal executive office of the Corporation.  If the meeting is to be held in person then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.4 or to vote in person or by proxy at any meeting of stockholders.

Section 2.5                                      Notice of Meetings.  Notice of each meeting of stockholders, whether annual or special, stating the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which such meeting has been called, shall be given to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation.

Section 2.6                                      Quorum and Adjournment.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Restated Certificate of Incorporation; provided, however, that the stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum (or such greater vote as may be required by law, the Restated Certificate of Incorporation or these Bylaws).  If it shall appear that such quorum is not present or represented at any meeting of stockholders, the chairman of the meeting shall have power to adjourn the meeting from time to time until a quorum shall be present or represented.  Notice need not be given of any such adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  The chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of stockholders holding a majority of the outstanding votes, including without limitation, evidence from any stockholders who have signed a register indicating their presence at the meeting.

Section 2.7                                      Voting.  At all meetings of stockholders for the election of directors, when a quorum is present, a plurality of the votes of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors at such meeting of stockholders shall be sufficient to elect.  In all other matters, when a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter at such meeting of stockholders shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Restated Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.  Such vote may be by voice vote or by written ballot; provided, however, that no vote at any meeting of stockholders need be by written ballot unless the Board, in its discretion, or the officer of the Corporation presiding at the meeting, in his or her discretion, specifically directs the use of a written ballot.

Unless otherwise provided in the Restated Certificate of Incorporation, each stockholder entitled to vote at any meeting of the stockholders shall be entitled to one vote (in person or by proxy) for each share of the capital stock held by such stockholder which has voting power upon the matter in question.

Section 2.8                                      Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize in writing another person or persons to act for such holder by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period of time for which it is to continue in force.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

Section 2.9                                      Judges of Election.  The Board may appoint a Judge or Judges of Election for any meeting of stockholders.  Such Judges of Election, if so appointed, shall decide upon the qualification of the voters and report the number of shares represented at the meeting and entitled to vote, shall conduct the voting and accept the votes and when the voting is completed shall ascertain and report the number of shares voted respectively for and against each position upon which a vote is taken by ballot.  The Judges of Election need not be stockholders, and any officer of the Corporation may be a Judge of Election on any position other than a vote for or against a proposal in which such person shall have a material interest.

ARTICLE III
Directors

Section 3.1                                      Powers; Organization.  The Board shall have the power to manage or direct the management of the property, business and affairs of the Corporation, and except as expressly limited by law, to exercise all of its corporate powers.  The Board may establish procedures and rules, or may authorize the chairman of any meeting of stockholders to establish procedures and rules, for the fair and orderly conduct of any meeting of the stockholders including, without limitation, registration of the stockholders attending the meeting, adoption of an agenda, establishing the order of business at the meeting, recessing and adjourning the meeting for the purposes of tabulating any votes and receiving the result thereof, the timing of the opening and closing of the polls, and the physical layout of the facilities for the meeting.  Meetings of the Board shall be presided over by the Chairman of the Board, if any, or in his or her absence by the CEO or President, or in his or her absence by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any other person to act as secretary of the meeting.

Section 3.2                                      Number.  The exact number shall be fixed from time to time by a resolution adopted by the Board.  Directors need not be stockholders, and each director shall serve until such person’s successor shall have been duly elected and qualified, unless such person shall retire, resign, become disqualified or disabled or shall otherwise be removed.

Section 3.3                                      Nominations.

(a)                                  Only persons who are nominated in accordance with the procedures set forth in this Section 3.3 shall be eligible for election as directors.  Nominations of candidates for election as directors of the Corporation may be made at an annual meeting of stockholders, or at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (each, an “Election Meeting”), by or at the direction of the Board or by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 3.3 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.3.

Unless otherwise provided by law, nominations made by a stockholder entitled to vote at an Election Meeting shall be made pursuant to timely notice in writing to the Secretary of the Corporation.  To be timely in the case of an Election Meeting that is an annual meeting, a stockholder’s notice shall be delivered to or mailed and received by the Secretary of the Corporation at the principal executive office of the Corporation by the close of business not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than thirty (30) days after such anniversary date, notice by the stockholder to be timely must be so received no more than one hundred and twenty (120) days prior to the date of the annual meeting and not less than the later of the close of business (1) ninety (90) days prior to the date of the annual meeting and (2) the tenth day following the day on which public announcement of the date of the annual meeting was first made by the Corporation.  To be timely in the case of an Election Meeting that is a special meeting, a stockholder’s notice shall be delivered to or mailed and received by the Secretary of the Corporation at the principal executive office of the Corporation by the close of business not more than one hundred and twenty (120) days prior to such special meeting and no later than the close of business on the later of (1) ninety (90) days prior to such special meeting and (2) on the tenth day following the day on which public announcement (as defined in Section 2.2(f)) is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of an Election Meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth:

(i)                                     as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election, or is otherwise required, pursuant to Section 14 under the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K promulgated by the United States Securities and Exchange Commission if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(ii)                                  as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, (A) the name and address, as they appear on the Corporation’s books, of such stockholder and the name and address of such beneficial owner and (B) the class or series and number of shares of the Corporation’s capital stock which are owned of record by such stockholder and such beneficial owner as of the date of the notice and the stockholder’s agreement to supplement such information not later than five (5) business days after the record date for the meeting by providing to the Corporation such ownership information as of the record date for the meeting (except as provided in Section 3.3(c));

(iii)                               as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is being made, as to such beneficial owner, (A) the class or series and number of shares of the Corporation’s capital stock which are beneficially owned (as defined below) by such stockholder or beneficial owner as of the date of the notice, (B) a description of any agreement, arrangement or understanding with respect to the nomination between such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) of the Exchange Act, and (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, and, in the case of each of clauses (A), (B) and (C), the stockholders’ agreement to supplement such information not later than five (5) business days after the record date for the meeting by providing to the Corporation information about any such agreement, arrangement or understanding in effect as of the record date for the meeting (except as provided in Section 3.3(c)); and

(iv)                              any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(b)                                 The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including information relevant to a determination regarding the independence of such nominee.

(c)                                  Notwithstanding anything in this Section 3.3 to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 3.3 shall set forth an agreement to supplement such information in writing not later than five (5) business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under clauses (a)(ii)  and (a)(iii) of this Section 3.3, and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

(d)                                 This Section 3.3 shall not apply to a nomination proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the nomination at an annual or special meeting only pursuant to and in compliance with any rule promulgated under Section 14 of the Exchange Act and such nominee has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(e)           If the chairman of an Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, then except as otherwise provided by law, he or she shall so declare to the meeting and such nomination shall be void.  Notwithstanding the foregoing provisions of this Section 3.3, unless otherwise required by law, if the stockholder does not provide the information required under clauses (a)(ii) and (a)(iii) of this Section 3.3 to the Corporation within the time frames specified by this Section 3.3 or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 3.3(f), to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(f)            For purposes of clause (a)(iii)(A) of this Section 3.3, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

Section 3.4             Vacancies and Newly Created Directorships.  Any newly created directorship resulting from an increase in the number of directors may be filled by a majority of the Board then in office, provided that a quorum is present, and except as provided below, any other vacancy on the Board may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

Section 3.5             Meetings.  The Board may hold annual, regular or special meetings, either within or outside the State of Delaware.

Section 3.6             Annual Meeting.  The Board shall meet as soon as practicable after each annual election of directors.

Section 3.7             Regular Meetings.  Regular meetings of the Board shall be held without call or notice at such times and places as shall from time to time be determined by resolution of the Board.

Section 3.8             Special Meetings.  Special meetings of the Board may be called at any time, and for any purpose permitted by law, by the Chairman of the Board (or, if the Board does not appoint a Chairman of the Board, the President), or by the Secretary on the written request of any two members of the Board unless the Board consists of only one director in which case the special meeting shall be called on the written request of the sole director, which meetings shall be held at the time and place designated by the person or persons calling the meeting.  The person or persons authorized to call special meetings of the Board may fix the place and time of such meetings.  Notice of each such meeting shall be given to each director, if by mail, addressed to such director as his or her residence or usual place of business, at least five (5) days before the day on which such meeting is to be held, or shall be sent to such director at such place by telecopy, telegraph, electronic transmission or other form of recorded communication, or be delivered personally or by telephone, in each case at least twenty-four (24) hours prior to the time set for such meeting.  Notice of any meeting need not be given to director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director.  A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.9             Quorum; Vote Required; Adjournment.  At all meetings of the Board, a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business.  Except as may be otherwise specifically provided by applicable law or by the Restated Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board.  Any meeting of the Board may be adjourned to meet again at a stated day and hour.  Even though a quorum is not present, as required in this Section, a majority of the Directors present at any meeting of the Board may adjourn from time to time until a quorum be present.  Notice of any adjourned meeting need not be given.

Section 3.10           Fees and Compensation.  Each director and each member of a committee of the Board shall receive such fees and reimbursement of expenses incurred on behalf of the Corporation or in attending meetings as the Board may from time to time determine.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.11           Meetings by Telephonic Communication.  Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 3.12           Committees.  The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to:  (a) amending the Restated Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series); (b) adopting an agreement of merger or consolidation under Section 251 or 252 of the Delaware General Corporation Law; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending these Bylaws.  Each committee shall have such name as may be determined from time to time by resolution adopted by the Board and shall keep minutes of its meetings and report to the Board when required.  Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business.  In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these Bylaws.

Section 3.13           Action Without Meeting.  Unless otherwise restricted by applicable law or by the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

ARTICLE IV
Officers

Section 4.1             Appointment and Salaries.  The officers of the Corporation shall be chosen by the Board and shall exercise such powers and perform such duties as directed by the Board or as delegated to either a Committee of the Board or the Chief Executive Officer (the “Delegates”).  Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.  The officers shall hold their offices for such terms as shall be determined from time to time by the Board or the Delegates.  In the absence of a determination by the Board or the Delegates, as the case may be, of the term of office of an officer, such officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding the officer’s election.  Each officer shall hold his or her office until the officer’s successor is elected and qualified or until the officer’s earlier resignation or removal.  The Board, or a committee thereof, shall determine the compensation for the officers appointed hereunder who are either Executive Officers (as such term is defined under the Exchange Act and the rules and regulations thereunder) of the Corporation or who directly report to the Chief Executive Officer.

Section 4.2             Removal and Resignation.  Subject to the provisions of such person’s employment agreement, if any, any officer may be removed at any time, either with or without cause, by the Board or the Delegates.  Any officer may resign at any time by giving notice to the Board, the Chief Executive Officer, such person’s immediate supervisor, or the Secretary.  Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any meeting of the Board or the Delegates.

ARTICLE V
Indemnification and Insurance

Section 5.1             Right to Indemnification.  Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether brought in the name of the Corporation or otherwise and whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 5.2 hereof, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board.  The right to indemnification conferred in this Article V shall include, to the fullest extent not prohibited by law, the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.  The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 5.2             Right of Claimant to Bring Suit.  If a claim under Section 5.1 of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware to recover the unpaid amount of the claim and, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to receive an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to advancement of expenses) it shall be a defense that, and (b) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law.  Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the indemnitee has failed to meet such standard of conduct.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

Section 5.3             Non-Exclusivity of Rights.  The right to indemnification and the advancement of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any law, provision of the Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.4             Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware General Corporation Law.

Section 5.5             Nature of Rights.  The rights conferred upon indemnities in this Article V shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnities’ heirs, executors and administrators.  Any amendment, alteration or repeal of this Article V that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 5.6             Settlement of Claims.  The Corporation shall not be liable to indemnify any indemnitee under this Article V for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld, or for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 5.7             Subrogation.  In the event of payment under this Article V, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 5.8             Expenses as a Witness.  To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 5.9             Indemnity Agreements.  The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.

ARTICLE VI
Miscellaneous

Section 6.1             Seal.  It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto.  The Board may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by signature.

Section 6.2             Stock Certificates; Uncertificated Shares.  The shares of the Corporation shall be represented by certificates; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Any or all of the signatures on any stock certificates may be a facsimile signature.  If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of the issuance.

Section 6.3             Representation of Shares of Other Corporations.  Any and all shares of any other corporation or corporations standing in the name of the Corporation shall be voted, and all rights incident thereto shall be represented and exercised on behalf of the Corporation, as follows:  (i) as the Board may determine from time to time, or (ii) in the absence of such determination, by the President.  The foregoing authority may be exercised either by such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by such officer.

Section 6.4             Lost, Stolen or Destroyed Certificates.  The Board may direct a new certificate or certificates of stock or uncertificated shares be issued in place of any certificate theretofore issued and that is alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance, require the owner of such certificate or certificates, or such person’s legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the lost, stolen or destroyed certificate.

Section 6.5             Record Date.

(a)           In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)           In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty (60) days prior to such other action.  If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 6.6             Registered Stockholders.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by applicable law.

Section 6.7             Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 6.8             Amendments.  Subject to any contrary or limiting provisions contained in the Restated Certificate of Incorporation, these Bylaws may be repealed, altered, amended or rescinded, or new Bylaws may be adopted by the Board or the stockholders of the Corporation.  Any Bylaws adopted, amended or altered by the stockholders may be amended, altered or repealed by the Board or the stockholders.

Section 6.9             Waiver of Notice.  Whenever any notice is required to be given under the provisions of the General Corporation Law of Delaware or of the Restated Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.